                         AGREEMENT AND PLAN OF MERGER

                                      by

                                      and

                                     among

                           MEGAMARKETING CORPORATION

                     MEGAMARKETING ACQUISITION FOUR, INC.

                                   UST, INC.

                                      and

                         THE SHAREHOLDERS OF UST, INC.




                                                    Dated as of January 31, 1999

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE 1 - THE MERGER.........................................................1

            1.1  The Merger....................................................1
            1.2  Closing.......................................................1
            1.3  Effective Time of the Merger..................................1
            1.4  Articles of Incorporation; Bylaws.............................2
            1.5  Directors and Officers of the Surviving Corporation...........2

ARTICLE 2 - CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES................2

            2.1  Consideration.................................................2
            2.2  No Fractional Shares..........................................2
            2.3  Surrender and Exchange of Certificates Representing Seller
                 Common Stock................................................. 3

ARTICLE 3 - RULES OF CONSTRUCTION..............................................3

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS......5
            4.1  Corporate Organization........................................5
            4.2  Capitalization................................................6
            4.3  Authority; No Violation.......................................6
            4.4  Financial Statements..........................................7
            4.5  Broker's and Other Fees.......................................8
            4.6  Absence of Certain Changes or Events..........................8
            4.7  Legal Proceedings.............................................8
            4.8  Taxes and Tax Returns.........................................9
            4.9  Benefit Plans................................................10
            4.10 Compliance with Applicable Laws..............................13
            4.11 Certain Contracts............................................13
            4.12 Properties and Insurance.....................................15
            4.13 Environmental Matters........................................16
            4.14 Intellectual Property........................................17
            4.15 No Parachute Payments........................................17
            4.16 Absence of Certain Agreements and Practices..................18
            4.17 Major Vendors and Customers..................................18
            4.18 Accounts Receivable..........................................18
            4.19 Corporate Records............................................19
            4.20 Combinations Involving Seller................................19
            4.21 Bank Accounts................................................19
            4.22 Labor Relations..............................................19

            4.23 Disclosure...................................................19

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS................20

            5.1  Ownership of Shares..........................................20
            5.2  Authorization................................................20
            5.3  Absence of Violations or Conflicts...........................20
            5.4  No Consents Required.........................................21
            5.5  No Claims Against Seller.....................................21
            5.6  Litigation Related to this Agreement.........................21
            5.7  Investment Intent............................................21
            5.8  Access to Information; Accredited Investor Status............22
            5.9  Economic Risk................................................22
            5.10 Tax Advice...................................................22

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT..........................23

            6.1  Corporate Organization.......................................23
            6.2  Capitalization...............................................23
            6.3  Authority; No Violation......................................24
            6.4  Financial Statements.........................................25
            6.5  Broker's and Other Fees......................................25
            6.6  Parent Common Stock..........................................25
            6.7  Legal Proceedings............................................26
            6.8  Taxes and Tax Returns........................................26
            6.9  Compliance with Applicable Laws..............................27
            6.10 Disclosure...................................................27

ARTICLE 7 - COVENANTS AND CERTAIN ACTIONS OF THE PARTIES......................27

            7.1  Best Efforts; Further Assurances; Cooperation................27
            7.2  Public Announcements.........................................28
            7.3  Affiliates...................................................28
            7.4  Shareholders' Approval.......................................28
            7.5  Release by the Shareholders..................................28
            7.6  Employee Matters.............................................28
                 (a)   Employee Benefits......................................28
                 (b)   Employment Agreements..................................29
            7.7  Tax Matters..................................................29
            7.8  Life Insurance Premiums......................................29
            7.9  Release from Guaranties......................................29
            7.10 Registration Rights..........................................29
                 (a)   Title to Vehicles......................................29

ARTICLE 8 - CLOSING CONDITIONS................................................30

            8.1  Conditions of Each Party's Obligations Under this Agreement..30
                 (a)   Approvals and Regulatory Filings.......................30
                 (b)   Suits and Proceedings..................................30

                 (c)   Escrow Agreement.......................................30
            8.2  Conditions to the Obligations of Parent and Merger Sub Under
                 this Agreement...............................................30
                 (a)   Covenants and Agreements; Consents.....................30
                 (b)   Opinion of Counsel.....................................31
                 (c)   Certificates...........................................31
                 (d)   Employment Agreements..................................31
                 (e)   Shareholders Agreement.................................31
                 (f)   Consulting Agreement...................................31
                 (g)   Resignations...........................................31
                 (h)   Financing..............................................31
                 (i)   Escrow Agreement.......................................31
            8.3  Conditions to the Obligations of Seller and the Shareholders
                 Under this Agreement.........................................31
                 (a)   Covenants and Agreements; Consents.....................31
                 (b)   Opinion of Counsel to Parent...........................32
                 (c)   Certificates...........................................32
                 (d)   Employment Agreements..................................32
                 (e)   Shareholders Agreement.................................32
                 (f)   Consulting Agreement...................................32
                 (g)   Escrow Agreement.......................................32
                 (h)   Merger Consideration...................................32
                       --------------------

ARTICLE 9 - AMENDMENT AND WAIVER..............................................32

            9.1   Specific Performance........................................32
            9.2   Amendment...................................................33
            9.3   Extension; Waiver...........................................33

ARTICLE 10 - INDEMNIFICATION .................................................33

            10.1  Indemnification by the Shareholders.........................33
            10.2  Indemnification by Parent the Surviving Corporation.........33
            10.3  Claims for Indemnification..................................34
            10.4  Matters Involving Third Parties.............................34
            10.5  Indemnification Payment.....................................35
            10.6  Arbitration.................................................35
            10.7  Tax Effect and Insurance....................................36
            10.8  Indemnification Exclusive Remedy............................36
            10.9  Certain Limitations.........................................36
            10.10 Contribution Agreement......................................37

ARTICLE 11 - MISCELLANEOUS....................................................37

            11.1  Expenses....................................................37
            11.2  Notices.....................................................37
            11.3  Parties in Interest.........................................38
            11.4  Entire Agreement............................................39
            11.5  Counterparts................................................39

            11.6  Governing Law...............................................39
            11.7  Invalidity of any Part......................................39
            11.8  Time of the Essence; Computation of Time....................39

ARTICLE 12 EXHIBITS AND SCHEDULES

Exhibit No.             Description
-----------------       -----------------

Exhibit 7.3             Affiliate Representation Letter
Exhibit 8.2(b)          Form of Opinion of Counsel to Seller
Exhibit 8.2(d)(1)       Form of Employment Agreement for Mr. DePrizio
Exhibit 8.2(d)(2)       Form of Employment Agreement for Mr. Burgdorf
Exhibit 8.2(e)          Form of Joinder to Shareholders Agreement
Exhibit 8.2 (f)         Form of Consulting Agreement for Mr. DePrizio
Exhibit 8.3(b)          Form of Opinion of Counsel to Parent


Schedule No.            Description
-----------------       -----------------

Schedule 2.1            Merger Consideration


Seller Disclosure
Schedule No.            Description
-----------------       -----------------

Schedule 4.1            Corporate Documents
Schedule 4.2            Seller's Capitalization
Schedule 4.3            Defaults; Conflicts and Liens Created
Schedule 4.4            Seller Financial Statements
Schedule 4.5            Broker's and Other Fees
Schedule 4.6            Certain Changes and Events
Schedule 4.7            Legal Proceedings
Schedule 4.8            Taxes and Tax Returns
Schedule 4.9            Employee Benefit Plans
Schedule 4.10           Compliance with Applicable Laws
Schedule 4.11           Certain Contracts
Schedule 4.12           Insurance Policies
Schedule 4.14           Intellectual Property
Schedule 4.15           Parachute Payments
Schedule 4.16           Absence of Certain Agreements and Practices
Schedule 4.17           Major Vendors and Customers
Schedule 4.18           Accounts Receivable
Schedule 4.19           Corporate Records
Schedule 4.21           Bank Accounts
Schedule 4.22           Labor Relations
Schedule 7.8            Life Insurance Policies

Shareholder Disclosure
Schedule No.             Description
----------------------   -----------------

Schedule 5.4             Consents
Schedule 5.5             Claims


Parent Disclosure
Schedule No.             Description
-----------------        -----------------

Schedule 6.1             Parent's Subsidiaries; Corporate Documents
Schedule 6.2             Parent's Capitalization
Schedule 6.3             Defaults; Conflicts and Liens Created
Schedule 6.4             Parent Financial Statements
Schedule 6.7             Legal Proceedings
Schedule 6.8             Taxes and Tax Returns
Schedule 6.9             Compliance with Applicable Laws

                         AGREEMENT AND PLAN OF MERGER

       THIS AGREEMENT AND PLAN OF MERGER, dated as of the 31st day of January, 1999 (the "Agreement"), is by and among MegaMarketing Corporation, a Georgia corporation ("Parent"), MegaMarketing Acquisition Four, Inc., a Georgia corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), UST, Inc., a Georgia corporation ("Seller"), and Thomas A. DePrizio and James Burgdorf, the shareholders of Seller (the "Shareholders").

       WHEREAS, this Agreement provides for the strategic combination of Parent and Seller in furtherance of the parties' long-term strategic plans;

       WHEREAS, the combination will be accomplished by a merger of Merger Sub with and into Seller with Seller surviving and the Shareholders receiving the consideration hereinafter set forth (the "Merger");

       WHEREAS, the Boards of Directors of Seller, Parent and Merger Sub have duly adopted and approved this Agreement; Merger Sub's sole shareholder has approved the Agreement; and the Board of Directors of Seller has recommended this Agreement to the Shareholders, who have approved it;

       NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:


                            ARTICLE 1 - THE MERGER

       1.1  The Merger. At the Effective Time (as defined below), Merger Sub
            ----------
shall be merged with and into Seller in accordance with the provisions of this Agreement and the Georgia Business Corporation Code (the "GBCC"), and the separate existence of Merger Sub shall thereupon cease, and Seller, as the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Georgia as a wholly-owned subsidiary of Parent. The Merger shall have the effect provided under the GBCC including, but not limited to, Section 14-2-1106 of the GBCC.

       1.2  Closing. The consummation of the transactions contemplated by this
            -------
Agreement (the "Closing") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309 on February 3, 1999, or such other date and time as is mutually agreeable to the parties hereto (the "Closing Date"). At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 8.

       1.3  Effective Time of the Merger. Contemporaneous with or immediately
            ----------------------------
following the Closing, the parties shall cause a certificate of merger (the "Certificate of Merger") to be executed, delivered and filed with the Secretary of State of Georgia in accordance with the provisions of the GBCC. The Merger shall become effective at the close of business on the date that the Certificate of Merger is filed with the Secretary of State of Georgia pursuant to the GBCC (the "Effective Time"). Notwithstanding the foregoing, the Merger shall be effective as of January 1, 1999 to the full extent legally permissible for all accounting and financial reporting purposes, but only if such deemed effectiveness will not result in any adverse tax consequences to either of the Shareholders.

       1.4  Articles of Incorporation; Bylaws. The Articles of Incorporation
            ---------------------------------
and Bylaws of Seller as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

       1.5  Directors and Officers of the Surviving Corporation. At the
            ---------------------------------------------------
Effective Time, the persons who are directors and officers of Merger Sub at the Effective Time will become the directors and officers of the Surviving Corporation until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation.


        ARTICLE 2 - CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES

       2.1  Consideration. At the Effective Time, in consideration for the
            -------------
Shareholders' entry into this Agreement and fulfillment of the obligations, covenants, terms and conditions set forth in this Agreement, by virtue of the Merger:

            (a)  Seller Common Stock. The issued and outstanding shares of
                 -------------------
stock of Seller without par value per share (the "Seller Common Stock") (an aggregate of 100,000 shares, excluding any such shares held in the treasury of Seller) shall automatically be canceled and extinguished and shall thereafter be converted into only the right to receive (X) One Hundred Forty-nine Thousand Eight Hundred Eighty (149,880) shares of common stock, without par value, of Parent (the "Parent Common Stock") and (Y) Three Million Eight Hundred Seventy-five Thousand and no/100 Dollars ($3,875,000) in cash (the "Cash"), as described in Schedule 2.1 hereto, including the escrow arrangements described
             ------------
therein.

            (b)  Treasury Shares. Each share of Seller Common Stock held in
                 ---------------
the treasury of Seller shall be automatically canceled and extinguished, and no payment shall be made in respect of such shares.

            (c)  Merger Sub Common Stock. Each issued and outstanding share
                 -----------------------
of Merger Sub common stock at the Effective Time shall be converted into and shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, which shall then constitute all of the issued and outstanding shares of the Surviving Corporation.

       2.2  No Fractional Shares. No scrip or fractional shares of Parent
            --------------------
Common Stock shall be issued in the Merger upon conversion of Seller Common Stock as provided in Section 2.1(b).

       2.3  Surrender and Exchange of Certificates Representing Seller Common
            -----------------------------------------------------------------
Stock. At the Closing, each Shareholder shall surrender to Parent an outstanding
-----
certificate or certificates that immediately prior to the Effective Time represented his Seller Common Stock (the "Certificates"). In exchange, such Shareholder shall be entitled to receive at the Closing (subject to the escrow provisions described in Schedule 2.1 if applicable), (a) the amount of Cash to
                        ------------
which such Shareholder shall have become entitled pursuant to the provisions of
Schedule 2.1, payable by wire transfer to such Shareholder's designated account;
------------
and (b) one or more certificates as requested by the Shareholder (properly issued, executed and countersigned, as appropriate) representing the number of duly paid and nonassessable shares of Parent Common Stock to which such Shareholder shall have become entitled pursuant to the provisions of Schedule
                                                                     --------
2.1; and the Certificates so surrendered shall forthwith be canceled. The Cash
---
and the Parent Common Stock to be paid and issued to the Shareholders hereunder shall sometimes be referred to collectively as the "Merger Consideration." From the Effective Time until surrender in accordance with the provisions of this Section, each Certificate (other than Certificates representing treasury shares) shall represent for all purposes only the right to receive the Merger Consideration. All payments in respect of Seller Common Stock that are made in accordance with the terms of this Agreement shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.


                       ARTICLE 3 - RULES OF CONSTRUCTION

       In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

       (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;

       (b)  Any reference to any gender includes the other genders;

       (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;

       (d) Any reference to any agreement, instrument or other document (i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and (ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;

       (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;

       (f)  Any reference to "writing" includes printing, typing, lithography
                              -------
and other means of reproducing words in a visible form;

       (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Atlanta, Georgia;

       (h)  Any reference to "dollars" and the symbol "$" means dollars
                              -------                  -
constituting legal tender for the payment of public and private debts in the United States of America;

       (i) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;

       (j) References in this Agreement to the "Seller Disclosure Schedules" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by Seller to Parent, and references to a numbered Seller Disclosure Schedule shall mean that portion of the Seller Disclosure Schedules that refers to the specific section or subsection of Article 4 of this Agreement;

       (k) References in this Agreement to the "Shareholder Disclosure Schedules" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by the Shareholders to Parent, and references to a numbered Shareholder Disclosure Schedule shall mean that portion of the Shareholder Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;

       (l) References in this Agreement to the "Parent Disclosure Schedules" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by Parent to Seller, and references to a numbered Parent Disclosure Schedule shall mean that portion of the Parent Disclosure Schedules that refers to the specific section or subsection of Article 6 of this Agreement;

       (m)  The term "including" shall mean "including, without limitation";
                      ---------

       (n) The term "Governmental Authority" means any United States federal or state or foreign, governmental, regulatory or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;

       (o) The term "Material Adverse Effect" with respect to a person or entity means any circumstance, change in, or effect on the business and affairs of such person or entity or any Subsidiary thereof that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business and affairs of such person or entity and its Subsidiaries: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, prospects, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially adversely affect the ability of such person or entity and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which it is currently operated or conducted or contemplated by such person or entity to be operated or conducted;

       (p) The term "Subsidiary" means any corporation, partnership, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner;

       (q)  The term "Parent Subsidiary" means any Subsidiary of Parent;

       (r) The term "Applicable Laws" means all applicable (i) statutes, ordinances or other legislative enactments of the United States of America or other country or foreign government, or of any state or agency thereof, (ii) rules, regulations, orders, permits, directives or other actions or approvals of any Governmental Authority, and (iii) judgments, awards, orders, decrees, writs and injunctions of any court, Governmental Authority or arbitrator.

       (s) Each party and its counsel have had the opportunity to negotiate the terms and provisions of this Agreement. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

       (t) A matter disclosed by any party on any numbered schedule included in the disclosure schedules delivered by such party shall be deemed to also have been disclosed on all other numbered schedules included in such disclosure schedules to the extent applicable.

       (u)  The term "Knowledge" means actual knowledge.


             ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF SELLER
                             AND THE SHAREHOLDERS

       Seller and the Shareholders jointly and severally by this Agreement represent and warrant to Parent as follows:

       4.1  Corporate Organization.
            ----------------------

            (a) Seller is a corporation duly incorporated and validly existing under the laws of the State of Georgia. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and, except as set forth on Seller
                                                                   ------
Disclosure Schedule 4.1, is duly licensed or qualified to do business and is in
-----------------------
good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Seller.

            (b)  Seller has no Subsidiaries.

            (c)  Seller Disclosure Schedule 4.1 sets forth copies of the
                 ------------------------------
Articles of Incorporation and bylaws of Seller.

            (d)  Except as set forth in Seller Disclosure Schedule 4.1,
                                        ------------------------------
Seller does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

       4.2  Capitalization. The authorized capital stock of Seller consists of
            --------------
2,000,000 shares of common stock and no shares of preferred stock or any other form of capital stock. Seller Disclosure Schedule 4.2 sets forth the number of
                       ------------------------------
shares of Seller Common Stock owned by each of the Shareholders. Except as set forth on Seller Disclosure Schedule 4.2, no shares of Seller Common Stock are
         ------------------------------
outstanding. All Seller Common Stock has been duly authorized and validly issued and is fully paid and nonassessable, was not issued in violation of any preemptive rights and was issued under available exemptions from federal and state securities laws. Except as set forth on Seller Disclosure Schedule 4.2,
                                              ------------------------------
neither Seller nor either Shareholder has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character (except for the letter of intent with Parent) calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Seller or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

       4.3  Authority; No Violation.
            -----------------------

            (a) Except for the filing of the Certificate of Merger in accordance with the GBCC, and except as set forth on Seller Disclosure Schedule
                                                     --------------------------
4.3, (the "Seller Approvals"), no consents, approvals, authorizations,
---
clearances or orders of, filings or registrations with or notices to (collectively, the "Authorizations") any third party or any Governmental Authority are necessary on behalf of Seller or the Shareholders in connection with (i) the execution and delivery by Seller and the Shareholders of this Agreement and (ii) the consummation by Seller and the Shareholders of the Merger and the other transactions contemplated by this Agreement. Subject to receipt of the Seller Approvals, Seller has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement. The execution and delivery of this Agreement have been duly and validly approved by the Board of Directors of Seller and by the Shareholders in accordance with the Articles of Incorporation and bylaws of Seller and with Applicable Laws. Except for the Seller Approvals, no other corporate proceedings on the part of Seller are necessary for Seller and the Shareholders to execute and deliver this Agreement and be bound by the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Seller and the Shareholders and constitutes the valid and binding obligation of Seller and Shareholders enforceable against Seller and the Shareholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

            (b) Neither the execution and delivery of this Agreement by Seller or the Shareholders, nor the consummation by Seller and the Shareholders of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement, nor compliance by Seller and the Shareholders with any of the terms or provisions of this Agreement, will: (i) assuming the Seller Approvals are duly obtained, violate any provision of Seller's Articles of Incorporation or bylaws; (ii) assuming that the Seller Approvals are duly obtained, violate any Applicable Laws; or (iii) except as set forth in Seller
                                                                       ------
Disclosure Schedule 4.3, violate, conflict with, result in a breach of any
-----------------------
provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "Liens") upon any of the respective properties or assets of Seller or the Shareholders under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or either Shareholder is a party, or by which they or any of their respective properties or assets may be bound or affected; in all cases except where such violation, conflict, breach, termination, acceleration or creation would not have a Material Adverse Effect on Seller.

       4.4  Financial Statements.
            --------------------

            (a)  Seller Disclosure Schedule 4.4 sets forth copies of: (i)  the
                 ------------------------------
balance sheet of Seller as of December 31, 1997 and the statements of income, retained earnings and cash flow for the period ended December 31, 1997, and (ii) internally prepared interim financial statements of Seller (balance sheet and income statement) dated October 31, 1998 and for the ten (10) month period ended October 31, 1998 (collectively, together with the related notes and any additional financial statements, the "Seller Financial Statements"). The Seller Financial Statements present fairly, in all material respects, the financial position of Seller as of the respective dates set forth in the Seller Financial Statements, and the results of Seller's operations and its cash flows for the respective periods set forth in the Seller Financial Statements; except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and lack footnote disclosures, all of which adjustments and all of such footnote disclosures are not, in the aggregate, except as reflected on Seller Disclosure Schedule 4.4, believed by the
                       ------------------------------
management of Seller or by the Shareholders to be material and adverse to the business or operations of the Seller when taken as a whole.

            (b) The books and records of Seller have been maintained in compliance with applicable legal and accounting requirements and in accordance with generally accepted accounting principles and practices.

            (c) Except as and to the extent reflected, disclosed or reserved against in the Seller Financial Statements, or as disclosed in Seller Disclosure
                                                               -----------------
Schedule 4.4, as of October 31, 1998, Seller had no liabilities or obligations
------------
of any kind, whether absolute, accrued, contingent or otherwise ("Liabilities"). Except as set forth on Seller Disclosure Schedule 4.4 or Seller Disclosure
                       ------------------------------    -----------------
Schedule 4.6, since October 31, 1998, Seller has not
------------
incurred any Liabilities except in the ordinary course of business and consistent with past practice. Further, at the Effective Time Seller shall have no liabilities other than trade payables due and owing for periods consistent with Seller's past practices in the ordinary course of business, capitalized leases for equipment, and other liabilities in the ordinary course of business consistent with past practices (such trade payables, capitalized leases, and other liabilities are collectively referred to as "Acceptable Liabilities"). Acceptable Liabilities may include Seller's $150,000 December 30, 1998 equipment loan from Regions Bank and Seller's line of credit with Regions Bank if and only to the extent that the outstanding amount of the line of credit was drawn to pay Acceptable Liabilities, the S Distribution (which shall in no event exceed $250,000), and the 1998 Bonuses. The term "S Distribution" means the approximate amount of unpaid federal and state taxes the Shareholders will be required to pay, as a result of being shareholders of Seller (an S corporation), in 1998 through the Closing Date; and the term "1998 Bonuses" means the performance-based bonuses earned by employees of Seller.

       4.5  Broker's and Other Fees. Except as disclosed in Seller Disclosure
            -----------------------                         -----------------
Schedule 4.5, neither Seller nor either Shareholder has employed any broker or
------------
finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Except as disclosed in Seller Disclosure Schedule 4.5, there are no
                                  ------------------------------
fees payable to any consultants, including lawyers and accountants, in connection with this Agreement or the transactions contemplated by this Agreement or which would be triggered by consummation of this Agreement or the transactions contemplated by this Agreement or the termination of the services of such consultants by Seller or the Shareholders.

       4.6  Absence of Certain Changes or Events.
            ------------------------------------

            (a) Except as disclosed by Seller prior to the date hereof, and except as disclosed in Seller Disclosure Schedule 4.6, there has been no
                       ------------------------------
Material Adverse Effect on Seller since October 31, 1998 and to Seller's and the Shareholders' Knowledge, no facts or conditions exist which will cause a Material Adverse Effect on Seller (or the Surviving Corporation after the Merger) in the future.

            (b)  Except as set forth in Seller Disclosure Schedule 4.6, and
                                        ------------------------------
except for execution of this Agreement, since October 31, 1998 Seller has conducted its business only in the ordinary course, consistent with past practice.

       4.7  Legal Proceedings. Except as disclosed in Seller Disclosure
                                                      -----------------
Schedule 4.7, neither Seller nor either of the Shareholders is a party to any,
------------
and there is no pending or, to Seller's or the Shareholders' Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against Seller, that is reasonably likely to have a Material Adverse Effect on Seller. Except as disclosed in Seller Disclosure Schedule 4.7, Seller is not a party to any order, judgment or
------------------------------
decree entered in any lawsuit or proceeding that is reasonably likely to have a Material Adverse Effect on Seller. Without limiting the foregoing, except as disclosed in Seller Disclosure Schedule 4.7, no actions, suits, demands,
             ------------------------------
notices, claims, investigations or proceedings that are reasonably likely to have a Material Adverse Effect on Seller are pending or, to Seller's or the Shareholders' knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Seller (in connection with such officer's, director's, employee's or agent's activities on behalf of Seller or that otherwise relate, directly or indirectly to Seller or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Knowledge of Seller or the Shareholders, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings that are reasonably likely to have a Material Adverse Effect on Seller.

       4.8  Taxes and Tax Returns. Except as disclosed in Seller Disclosure
            ---------------------                         -----------------
Schedule 4.8:
------------

            (a) Seller has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any United States federal, state or local Taxes and has duly paid (and until the Effective Time will so pay) all such Taxes due and payable as finally determined by the applicable Governmental Authority, other than Taxes which are being contested in good faith (and disclosed to Parent in writing). As used in this Agreement, "Tax" or "Taxes" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. Seller has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but that are incurred in respect of Seller through such date.

            (b) Neither Seller nor Shareholders have received any notice that any of the Returns of Seller has been examined by the United States Internal Revenue Service (the "IRS"), or any other United States federal or state Governmental Authority within the past six years. To the Knowledge of Seller and the Shareholders: there are no audits or other Governmental Authority proceedings presently pending, nor any other disputes pending with respect to, or claims asserted for, Taxes upon Seller; nor has Seller given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of Seller, except for Liens for Taxes not yet due and payable or being properly contested. Any Taxes being properly contested are disclosed on Seller Disclosure Schedule 4.8. Seller has complied (and until the
             ------------------------------
Effective Time will comply) in all respects with all Applicable Laws relating to the payment and withholding of Taxes.

            (c) Seller (i) has not requested any extension of time within which to file any Return which Return has not since been filed; (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Seller (nor does Seller have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has not filed a consent with any Governmental Authority pursuant to which Seller has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or
(v) has not been a member of an affiliated group other than one of which Seller was the common parent.

       4.9  Benefit Plans.
            -------------

            (a)  Certain definitions used in this Section are as follows:

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "DOL" shall mean the United States Department of Labor.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean, with respect to a Person, any other Person which is required to be aggregated with such Person under Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

            "Person" shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

            (b)  Seller Disclosure Schedule 4.9 lists (i) each pension,
                 ------------------------------
retirement, profit-sharing, cash or deferred, deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each written or unwritten employee or other or similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other employee benefit plan, voluntary employees' beneficiary association, fringe benefit plan, and other or similar plan, program or other arrangement, agreement or understanding, including, without limitation, each "employee benefit plan," as that term is defined in Section 3(3) of ERISA, which is currently maintained, sponsored in whole or in part, or contributed to by Seller or any ERISA Affiliate of Seller, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, shareholder, officer or consultant or other beneficiary of Seller or any ERISA Affiliate of Seller or under (or in connection with) which Seller or an ERISA Affiliate of Seller has any contingent or noncontingent liability of any kind, whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan."

            (c)  Seller Disclosure Schedule 4.9 also lists, with respect to
                 ------------------------------
all Benefit Plans listed therein: (i) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions or memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto, (ii) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, (iii) all communications or other correspondence issued within the last six (6) years by any Regulatory Authority, including without limitation, the IRS, DOL and the PBGC with respect to such Benefit Plan,
(iv) annual reports or returns and audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (v) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Benefit Plans. Prior to or contemporaneous with the delivery of Seller Disclosure Schedule 4.9, Seller has
                                     ------------------------------
delivered a true and complete copy of all such Benefit Plans, agreements, letters, rulings, opinions, letters, reports, returns, financial statements and summary plan descriptions described in this Section 4.9.

            (d) All the Benefit Plans and any related trusts subject to ERISA comply with and have been administered in compliance with the provisions of ERISA, all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and Seller has not received any notice from any Regulatory Authority or instrumentality questioning or challenging such compliance. All available governmental approvals for the Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of, related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred that will or could give rise to disqualification of any such Benefit Plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code.

            (e) Neither Seller nor any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject Seller to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of Seller prior to the Closing that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim.

            (f) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

            (g) Neither Seller nor any other "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) of any Benefit Plan has engaged in any "prohibited transaction" (within the meaning of Sections 503(b) or 4975(c) of the Code or Section 406 of ERISA) with respect to such Benefit Plan, for which there is no statutory, regulatory or individual or class exemption. There has been no (a) "reportable event" (as defined in Section 4043 of ERISA), or event described in
Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans that Seller or any ERISA Affiliate of Seller maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of Seller or any ERISA Affiliate of Seller now or formerly in existence.

            (h) For any ERISA Plan that is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such Benefit Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all participants in such Benefit Plan. For this purpose the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any Benefit Plan. As of the Closing, full payment will have been made of all amounts which Seller is required to have made at or prior to such time, under any Applicable Laws, as a contribution to any Benefit Plan of Seller or of an ERISA Affiliate of Seller, and no accumulated funding deficiency (as defined in ERISA Section 302 or Code
Section 412), whether or not waived, will exist with respect to any Benefit
Plan.

            (i)  Except as described on Seller Disclosure Schedule 4.9, as of
                                        ------------------------------
the Closing, Seller will have no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan (A) that was not reflected in the Seller Financial Statements or (B) that represents contributions required to be made under written terms of such Benefit Plan as of the Closing.

            (j) Seller does not maintain any Benefit Plan providing deferred or stock based compensation which is not reflected in the Seller Financial Statements.

            (k) Neither Seller nor any ERISA Affiliate of Seller has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code Section 4980B.

            (l)  Except as set forth on Seller Disclosure Schedule 4.9, the
                                        ------------------------------
consummation of the Merger and the other transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of Seller or any ERISA Affiliate of Seller to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of Seller, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

            (m) All Benefit Plans subject to Section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in good faith compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

            (n) No liability to the PBGC has been incurred as of the Closing by Seller or any ERISA Affiliate of Seller, except for PBGC insurance premiums, and all such insurance premiums incurred or accrued up to and including the Closing have been timely paid.

            (o) Neither Seller or any ERISA Affiliate of Seller maintains or has maintained, has contributed to or has been required to contribute to, a multi-employer plan (as defined in Section 3(37) of ERISA). No amount is due or owing from Seller on account of a multi-employer plan (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom.

            (p) All annual reports (as described in Section 103 of ERISA) and all Forms 5500 relating to the applicable provisions of the Code required to be filed in connection with one or more of the Benefit Plans have been timely and properly filed in accordance with Applicable Laws.

       4.10  Compliance with Applicable Laws. Except as set forth in Seller
             -------------------------------                         ------
Disclosure Schedule 4.10, Seller holds all licenses, franchises, permits,
------------------------
consents and authorizations ("Licenses") necessary for the lawful conduct of its business, except where the failure to hold any License would not have a Material Adverse Effect on Seller. No proceeding is pending or, to the Knowledge of Seller or the Shareholders, threatened seeking the revocation or suspension of any License. Seller is and has been in compliance in all material respects with all Applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect on Seller; and neither Seller nor either Shareholder has received any written notices from any Governmental Authority of any allegation of any violation of any Applicable Laws or Licenses.

       4.11  Certain Contracts.
             -----------------

             (a)  Seller Disclosure Schedule 4.11 lists the following written
                  -------------------------------
agreements (collectively, the "Material Contracts"), to which Seller is a party or by which Seller or any of its properties or assets is bound:

                  (i) all written agreements that involve an annual commitment or payment by any party thereto of more than $25,000 individually or $50,000 in the aggregate or which have a fixed term extending more than 12 months from the date of this Agreement (there being no oral agreements of this kind);

                  (ii) all joint venture, sales agency, sales representative or distributorship, broker, franchise, license or similar agreements;

                  (iii) all leases;

                  (iv) all notes, bonds, mortgages, security agreements, guarantees and other agreements and instruments for or relating to any lending or borrowing by Seller in any amount (exclusive of advances to employees for expenses in the ordinary course of business);

                  (v) all powers of attorney, guarantees, suretyships or similar agreements; and

                  (vi) all other written agreements the breach of or default under which could have a Material Adverse Effect on Seller.

       Each of the Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

            (b)  Except as disclosed in Seller Disclosure Schedule 4.11, (i)
                                        -------------------------------
Seller is not a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment (on any basis other than at-will) of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Seller to any officer, employee, director or consultant thereof. Seller Disclosure Schedule
                                                   --------------------------
4.11 sets forth true and correct copies of all written severance or employment
---
agreements with officers, directors, employees, agents or consultants to which Seller is a party. Except as set forth on Seller Disclosure Schedule 4.11,
                                          -------------------------------
Seller is not a party to any oral agreements of the kind referred to in the preceding sentence.

            (c)  Except as disclosed in Seller Disclosure Schedule 4.11, no
                                        -------------------------------
agreement or understanding to which Seller is a party or by which it is bound limits the freedom of Seller to compete in any line of business or with any person.

            (d)  Except as disclosed in Seller Disclosure Schedule 4.11,
                                        -------------------------------
neither Seller nor, to the Knowledge of Seller and the Shareholders, any other party thereto, is in default under any of the Material Contracts or any other agreement to which Seller is a party or to which it or its properties is bound; to the Knowledge of Seller and the Shareholders, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling Seller to terminate a Material Contract or other such agreement; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder by Seller entitling any other party to terminate a Material Contract or other such agreement; and the continuation, validity and effectiveness of all such Material Contracts and agreements under the current terms thereof and the current rights and obligations of Seller thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement. To the Knowledge of the Shareholders, except as disclosed in Seller Disclosure Schedule 4.11, upon
                                     -------------------------------
consummation of the Merger, the Surviving Corporation will be entitled to enjoy the advantages and benefits of the business arrangements, opportunities and relationships as enjoyed by Seller prior to the date of this Agreement without interference or interruption.

       4.12  Properties and Insurance.
             ------------------------

             (a)  Except as disclosed in the Seller Financial Statements or in Seller Disclosure Schedule 4.12, Seller has good and, as to owned real
   -------------------------------
property, marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Seller Financial Statements as of December 31, 1998, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith;
(ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on Seller; (iii) statutory liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons for labor, materials, supplies, or rentals, if any; (iv) Liens resulting from deposits made in connection with workers' compensation, unemployment insurance, social security and like laws; and (v) Liens of banks and financial institutions with respect to funds on deposit therewith or other property in possession thereof. Seller as lessee has the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Seller as presently occupied, used, possessed and controlled by Seller or necessary in the operation of its business as currently conducted.

            (b) The business operations and all insurable properties and assets of Seller are insured for its benefit against all risks which, in the reasonable judgment of the Shareholders, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the Shareholders adequate for the business engaged in by Seller. Certificates of insurance with respect to all such policies as in effect on the date of this Agreement are attached hereto as Seller Disclosure Schedule 4.12.
                                              -------------------------------
Neither Seller nor either of the Shareholders has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond, and Seller is not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

            (c) No person other than Seller is currently entitled to possession of any of the properties of Seller, whether owned or leased by Seller. To the Knowledge of Seller and the Shareholders, the real property, buildings, structures and improvements owned or leased by Seller conform to all Applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated by this Agreement materially and adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Seller has not received written notice, nor does Seller have actual knowledge of (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by Seller, (ii) any proposal for materially increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or
(iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by Seller's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties. The properties and assets owned or leased by Seller are adequate for the conduct of its business as presently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned or leased by Seller constitute all of the property and assets that Seller uses or may reasonably need in connection with the operation of its business as presently conducted, and the consummation of the transactions contemplated by this Agreement will not impair the ability of Parent to use such properties and assets.

       4.13 Environmental Matters.
            ---------------------

            (a) The operations of Seller comply, and have complied, in all respects with all applicable Environmental Laws (as defined below).

            (b) Seller has obtained all environmental, health and safety Licenses and other authorizations necessary for the operation of Seller's business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and Seller is in compliance in all respects with all terms and conditions thereof.

            (c) Neither Seller nor either of the Shareholders has received any written notice of any pending or threatened investigation, proceeding or claim to the effect that Seller is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of Seller to any person or entity or for any such cleanup costs.

            (d) The term "Environmental Laws" shall mean all Applicable Laws relating to pollution or protection of the environment.

       4.14 Intellectual Property.
            ---------------------

            (a)  Seller Disclosure Schedule 4.14 (i) lists and describes all
                 -------------------------------
patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, and all patent, trademark and service mark licenses, (ii) describes all copyrights, computer software, databases, and all other intellectual property that are owned by or registered in the name of Seller or to which Seller has any rights as licensee or otherwise (except "off-the-shelf" computer software being used in accordance with the standard license therefor), which list specifies which items are owned and to which items Seller has rights as a licensee or otherwise; and (iii) lists and describes all contracts, agreements or understandings pursuant to which Seller has authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clauses
(i) and (ii) above.

            (b)  The items listed or described in Section 4.14 or in the Seller
                                                                         ------
Disclosure Schedule 4.14 pursuant to the preceding subsection (a) constitute or
------------------------
represent all of the intellectual property necessary to the conduct of Seller's business, and Seller's ownership and use rights with respect thereto are free and clear of Liens other than those disclosed in Seller Disclosure Schedule
                                                 --------------------------
4.12.
----

            (c) All federal trademark or service mark registrations, and all applications to register any trademarks or service marks or any trademark register maintained by the United States government or any state or provincial government are based on truthful affidavits or declarations of use.

            (d) Seller has not infringed upon, and Parent's conduct of Seller's business after the Closing as presently conducted will not infringe upon, any patent, service mark, trade name, trademark, copyright, trade secret or other intellectual property belonging to any other person or entity; and Seller has not agreed to indemnify any person or entity for or against any infringement of or by the intellectual property set forth in the Seller Disclosure Schedule
                                                 --------------------------
4.14. To the Knowledge of Seller and the Shareholders, no person or entity is
----
infringing upon any of Seller's patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software or other intellectual property.

            (e) Seller has, and immediately after the Closing Parent will have, all computer software and databases that are necessary to conduct Seller's business as presently conducted by Seller and all documentation relating to all such computer software and databases. The computer software performs substantially in accordance with the documentation related thereto or used in connection therewith and is adequate for the business purpose for which it is used. Seller Disclosure Schedule 4.14 identifies each person or entity to whom
      -------------------------------
Seller has sold, licensed, leased or otherwise transferred or granted any interest in or rights to any of the computer software and databases and the date of each such sale, license, lease or other transfer or grant.

       4.15  No Parachute Payments. Except as disclosed in Seller Disclosure
             ---------------------                         -----------------
Schedule 4.15, no officer, director, employee or agent (or former officer,
-------------
director, employee or agent)
of Seller is entitled now, or will or may be entitled as a consequence of this Agreement or the Merger, to any payment or benefit from or from Parent, which if paid or provided would constitute an "excess parachute payment," as defined in
Section 280G of the Code.

       4.16 Absence of Certain Agreements and Practices.
            -------------------------------------------

            (a)  Except as set forth in Seller Disclosure Schedule 4.16 or
                                        -------------------------------
in connection with customary transactions in the ordinary course of business, no present or former officer, director or shareholder of Seller:

                 (i)   owes money to Seller;

                 (ii)  has any claim against Seller;

                 (iii) has any interest in any property or assets used by Seller in its business;

                 (iv) has any benefits that are contingent on the transactions contemplated by this Agreement, other than as stated in this Agreement;

                 (v) has any agreement with Seller that is not terminable by Seller without penalty or notice;

                 (vi) has any agreement providing severance benefits or other benefits, which are conditioned upon a change of control after the termination of employment of such employee regardless of the reason for such termination of employment; or

                 (vii) has any agreement or plan, any of the benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

            (b) Neither Seller nor any of its directors, officers, agents, affiliates or employees, nor any other person acting on behalf of Seller, has
(i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of Seller, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any Applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of Seller.

       4.17  Major Vendors and Customers. Seller Disclosure Schedule 4.17 sets
             ---------------------------  -------------------------------
forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, Seller, to whom Seller paid or billed in the aggregate in excess of $25,000 from January 1, 1997 through November 30, 1998.

       4.18  Accounts Receivable. Seller Disclosure Schedule 4.18 sets forth
             -------------------  -------------------------------
the accounts receivable of Seller as of October 31, 1998, as reflected in the Seller Financial Statements as of that date, together with an aging of these accounts. These accounts receivable, and all accounts receivable of Seller created after that date, arose from valid transactions in the ordinary course of business, and except as disclosed in Seller Disclosure Schedule 4.18, will be good and collectible at
             -------------------------------
the recorded amounts thereof. Except as disclosed in Seller Disclosure Schedule
                                                     --------------------------
4.18, no portion of the accounts receivable is subject to counterclaim or
----
setoff.

       4.19  Corporate Records. Except as set forth on Seller Disclosure
             -----------------                         -----------------
Schedule 4.19, the corporate record books (including the share records) of
-------------
Seller are complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the shareholders and directors of Seller and all transactions involving the shares of Seller (and contain all canceled share certificates).

       4.20  Combinations Involving Seller. All mergers, consolidations or
             -----------------------------
other business combinations involving Seller, and all liquidations, purchases or other transactions by which Seller acquired any of its business and property were conducted in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and Applicable Laws.

       4.21  Bank Accounts. Seller Disclosure Schedule 4.21 lists all bank,
             -------------  -------------------------------
money market, savings and similar accounts and safe deposit boxes of Seller, specifying the account numbers and the authorized signatories or persons having access to them.

       4.22  Labor Relations. Except as disclosed on Seller Disclosure Schedule
             ---------------                         --------------------------
4.22, Seller is in compliance with all federal and state laws respecting
----
employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency" about which Seller or the Shareholders have been notified. There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board ("NLRB") about which Seller or the Shareholders have been notified. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Seller or the Shareholders, threatened against or involving or affecting Seller and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Seller.

       4.23  Disclosure. No representation, warranty, or statement made by
             ----------
Seller or the Shareholders in this Agreement or in any document or certificate furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained in this Agreement or in such document or certificate not misleading. All facts known or reasonably available to Seller or the Shareholders that are material to the financial condition, operation, or prospects of the business and assets of Seller have been disclosed to Parent.

                  ARTICLE 5 - REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

       Each Shareholder, severally and not jointly, represents and warrants to Parent, with respect to himself and his ownership of Seller Common Stock, as follows:

       5.1 Ownership of Shares. The Shareholder owns of record and beneficially all of the Seller Common Stock set forth opposite his name on Seller Disclosure
                                                              -----------------
Schedule 4.2. The Shareholder owns all right, title and interest in and to such
------------
Seller Common Stock, free and clear of all Liens (including those for federal or state estate or inheritance taxes), options, rights of refusal or similar rights or other transfer restrictions of any nature whatsoever (including any arising from any pending or threatened litigation) other than restrictions on transfers arising out of applicable federal and state securities laws and the agreements identified on Seller Disclosure Schedule 4.2 (which restrictions shall be
              ------------------------------
terminated at or prior to the Closing). The Shareholder owns no other securities of Seller, and no other shares of the Seller Common Stock are issued and outstanding.

       5.2  Authorization. With respect to this Agreement and any other
            -------------
agreements, instruments and documents executed and delivered by the Shareholder pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Shareholder Delivered Agreements"): (i) the Shareholder has the right, power and authority to enter into the Shareholder Delivered Agreements executed and delivered by him and to consummate the transactions contemplated by, and otherwise to comply with and perform his obligations under them; and (ii) the Shareholder Delivered Agreements will, when delivered, constitute valid and binding obligations of the Shareholder enforceable against the Shareholder in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

       5.3  Absence of Violations or Conflicts. Except as set forth on
            ----------------------------------
Shareholder Disclosure Schedule 5.3, the execution and delivery of the
-----------------------------------
Shareholder Delivered Agreements and the consummation by the Shareholder of the transactions contemplated by, or other compliance with the performance under them do not and will not with the passing of time or giving of notice or both:
(i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of Seller or any of the Seller Common Stock under (A) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions) to which the Shareholder is a party or to which he or his properties or Seller or its properties are subject or bound, (B) any judgment, decree or order of any Governmental Authority to which the Shareholder or his properties are subject or bound, or (C) any Applicable Laws; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of the Shareholder that would result in any Lien or other claim upon the assets of Seller; in all cases except where such violation, conflict, default, payment, termination, creation, imposition or acceleration would not have a Material Adverse Effect on Seller or the Shareholder.

       5.4  No Consents Required. Except for the filing of the Certificate of
            --------------------
Merger in accordance with the GBCC, and except for the Seller Approvals, and except as set forth on Shareholder Disclosure Schedule 5.4, no Authorization of
                       -----------------------------------
or with any Governmental Authority or any other Authorization of or with any other third party on the part of the Shareholder is required in connection with his execution or delivery of the Shareholder Delivered Agreements or the consummation of the transactions contemplated by, or other compliance with the performance under, such Shareholder Delivered Agreements by the Shareholder.

       5.5  No Claims Against Seller. To the knowledge of the Shareholder,
            ------------------------
except as set forth on Shareholder Disclosure Schedule 5.5, the Shareholder has
                       -----------------------------------
no claim against Seller, except for accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement), and except as otherwise specifically provided in this Agreement.

       5.6  Litigation Related to this Agreement. The Shareholder is not a
            ------------------------------------
party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Governmental Authority or other third party seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

       5.7  Investment Intent. The Shareholder will acquire the Parent Common
            -----------------
Stock pursuant to this Agreement for his own account, to hold for investment and with no present intention of dividing his participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and he will not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Securities Act of 1933 (the "1933 Act") or any applicable state securities laws (the "State Acts"). Without limiting the foregoing, the Shareholder has no plan or intention to sell or otherwise dispose of any of the Parent Common Stock issued to him pursuant to this Agreement. The Shareholder agrees that there will be placed on the certificate or other evidence of the Parent Common Stock, or any substitutions therefor, a legend stating in substance:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES" HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND SECTION 10-5-9(13) OF THE OFFICIAL CODE OF GEORGIA ANNOTATED (THE "GEORGIA CODE"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE GEORGIA CODE, AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE GEORGIA CODE AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER

       SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT AND PLAN OF MERGER (THE AGREEMENT) DATED AS OF JANUARY 31, 1999 AMONG THE ISSUER AND THE HOLDER OF THE SECURITIES AND OTHERS. ANY ATTEMPTED TRANSFER IN VIOLATION OF THE AGREEMENT SHALL BE NULL AND VOID. A COPY OF THE AGREEMENT OR A SUMMARY OF SUCH RESTRICTIONS IS AVAILABLE FROM THE ISSUER UPON REQUEST.

       5.8  Access to Information; Accredited Investor Status. The Shareholder
            -------------------------------------------------
has been given access to all material and relevant information concerning Parent, thereby enabling the Shareholder to make an informed investment decision concerning his investment in the Parent Common Stock. The Shareholder has relied solely upon an independent investigation made by him and his representatives, if any, and has, prior to the date of this Agreement, been given access to and the opportunity to examine data and information relating to Parent. In making his investment decision to acquire the Parent Common Stock pursuant to this Agreement, the Shareholder is not relying on any oral or written representations or assurances from Parent or any other person or any representative of Parent or any other person other than as set forth in the MegaMarketing Corporation Business Plan dated November 24, 1998, as provided to the Shareholders, and this Agreement. Mr. DePrizio has reviewed the definition of "accredited investor" in Rule 501 of Regulation D under the 1933 Act and is an accredited investor.

       5.9  Economic Risk. The Shareholder represents that he is able to bear
            -------------
the economic risk of an investment in the Parent Common Stock, which the Shareholder acknowledges is currently illiquid, including a possible total loss of his investment. In making this statement, the Shareholder represents and warrants to Parent that he has adequate means of providing for his current needs and contingencies; he is able to afford to hold the Parent Common Stock for an indefinite period and he further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Parent Common Stock. Further, the Shareholder represents that he has no present need for liquidity in the Parent Common Stock and is willing to accept such investment risks.

       5.10  Tax Advice. The Shareholder has reviewed with his tax advisor the
             ----------
United States federal and state tax consequences of an investment in the Parent Common Stock and the transactions contemplated by this Agreement. The Shareholder is relying solely on such advisors and not on any statements or representations of Parent or any of its agents, except as provided in this Agreement, and understands that he (and not Parent) shall be responsible for his own tax liability that will arise as a result of this investment or the transactions contemplated by this Agreement.

             ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT

       Parent represents and warrants to Seller and the Shareholders as follows:

       6.1  Corporate Organization.
            ----------------------

            (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent.

            (b)  All Subsidiaries of Parent are listed on Parent Disclosure
                                                          -----------------
Schedule 6.1. Each Subsidiary is duly organized and validly existing and in good
------------
standing under the laws of its state or other jurisdiction of incorporation. Each Parent Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent. Parent Disclosure Schedule 6.1 sets forth copies of the
                  ------------------------------
Articles of Incorporation and bylaws, if any, as in effect on the date of this Agreement, of Parent and each of the Parent Subsidiaries. Except as set forth in the Parent Disclosure Schedule 6.1, Parent does not own or control, directly or
    ------------------------------
indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity.

       6.2  Capitalization. As of the date of this Agreement, the authorized
            --------------
capital stock of Parent consists of 10,000,000 shares of Parent Common Stock and 500,000 shares of preferred stock, without par value ("Parent Preferred Stock"). As of the date of this Agreement, there are 6,719,425 shares of Parent Common Stock issued and outstanding, 141,120 shares of Parent Preferred Stock issued and outstanding, 693,846 shares reserved for issuance upon the exercise of that certain Stock Purchase Warrant issued by Parent to Sirrom Investments, Inc. ("Sirrom"), and 1,254,096 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants ("Parent Stock Options"). All issued and outstanding shares of Parent Common Stock, and all issued and outstanding shares of capital stock of each of the Parent Subsidiaries, have been duly authorized and validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Parent Subsidiary are owned by Parent and are free and clear of any Liens other than a pledge to Sirrom to secure the repayment of a loan from Sirrom to Parent. Except for the Parent Stock Options disclosed in Parent Disclosure Schedule 6.2 and the
                                          ------------------------------
warrant issued to Sirrom referenced above, as of the date of this Agreement, neither Parent nor any of the Parent Subsidiaries has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Parent or any of the Parent Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

       6.3  Authority; No Violation.
            -----------------------

            (a) Except for the filings of the Merger documents as required by the GBCC (the "Parent Approvals"), no Authorization of any Governmental Authority is necessary on behalf of Parent in connection with the execution and delivery by Parent of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement. Subject to receipt of the Parent Approvals, Parent has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Parent in accordance with the Articles of Incorporation of Parent and Applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Parent are necessary to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement, or compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement, will (i) assuming that the Parent Approvals are duly obtained, violate any provision of Parent's or Merger Sub's Articles of Incorporation or bylaws, (ii) assuming that the Parent Approvals are duly obtained, violate any Laws applicable to Parent, any of the Parent Subsidiaries, or any of their respective properties or assets, or (iii) except as set forth in Parent Disclosure Schedule 6.3, violate, conflict with, result
                ------------------------------
in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or the Parent Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the Parent, and which will not prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

            (c) Subject to receipt of the Parent Approvals, Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors and the sole shareholder of Merger Sub in accordance with the Articles of Incorporation of Merger Sub and Applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Merger Sub are necessary to consummate the Merger or the other transactions so contemplated. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms.

       6.4  Financial Statements.
            --------------------

            (a)  Parent Disclosure Schedule 6.4 sets forth copies of:  (i) the
                 ------------------------------
balance sheet of Parent as of December 31, 1997 and the statements of income, shareholders' equity and cash flows for the period ended December 31, 1997 and
(ii) internally prepared interim financial statements of Parent (balance sheet and income statement) dated October 31, 1998 and for the ten (10) month period ended October 31, 1998 (collectively, together with the related notes and any additional financial statements, the "Parent Financial Statements"). The Parent Financial Statements present fairly, in all material respects, the financial position of Parent as of the respective dates set forth in the Parent Financial Statements, and the results of Parent's operations and its cash flows for the respective periods set forth in the Parent Financial Statements; except that the unaudited interim financial statements were not subject to normal and recurring year-end adjustments and do not contain footnote disclosures, all of which adjustments and all of such footnote disclosures are not, in the aggregate, believed by the management of Parent to be material to the business or operations of Parent when taken as a whole.

            (b) The Parent Financial Statements, as of their respective dates, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent Financial Statements or necessary in order to make the statements made in such Parent Financial Statements, in light of the circumstances under which they were made, not misleading.

            (c) Since October 31, 1998, there has not been any change, occurrence or circumstance in the business, results of operations or financial condition of Parent or any Parent Subsidiary having, individually or in the aggregate, a Material Adverse Effect on Parent, other than changes, occurrences and circumstances disclosed by the Parent prior to the date of this Agreement.

            6.5  Broker's and Other Fees. Neither Parent nor any of the Parent
                 -----------------------
Subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

            6.6  Parent Common Stock. At the Effective Time, the Parent Common
                 -------------------
Stock to be issued pursuant to the Merger will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free and clear of all Liens created by or through

Parent (except as set forth in this Agreement and the documents and agreements executed in connection herewith).

            6.7  Legal Proceedings. Except as disclosed in Parent Disclosure
                 -----------------                         -----------------
Schedule 6.7, neither Parent nor Merger Sub is a party to any, and there is no
------------
pending or, to Parent's or Merger Sub's Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against Parent or Merger Sub. Except as disclosed in Parent Disclosure Schedule 6.7, neither Parent nor Merger Sub is a party to any
------------------------------
order, judgment or decree entered in any lawsuit or proceeding that is likely to have a Material Adverse Effect on Parent or Merger Sub. Without limiting the foregoing, except as disclosed in Parent Disclosure Schedule 6.7, no actions,
                                  ------------------------------
suits, demands, notices, claims, investigations or proceedings that are likely to have a Material Adverse Effect on Parent or Merger Sub are pending or, to Parent's or Merger Sub's Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Parent or Merger Sub (in connection with such officer's, director's, employee's or agent's activities on behalf of Parent or Merger Sub or that otherwise relate, directly or indirectly to Parent or Merger Sub or their properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Knowledge of Parent or Merger Sub, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

       6.8  Taxes and Tax Returns. Except as disclosed in Parent Disclosure
            ---------------------                         -----------------
Schedule 6.8:
------------

            (a) Each of Parent and Merger Sub has duly filed (and until the Effective Time will so file) all Returns required to be filed by it in respect of any United States federal, state or local Taxes and has duly paid (and until the Effective Time will so pay) all such Taxes due and payable as finally determined by the applicable Governmental Authority, other than Taxes which are being contested in good faith (and disclosed to Seller in writing). Each of Parent and Merger Sub has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but that are incurred in respect of Parent and Merger Sub through such date.

            (b) None of the Returns of Parent or Merger Sub has been examined by the IRS, or any other United States federal, state or local or any foreign Governmental Authority within the past six years. To the Knowledge of Parent and Merger Sub: there are no audits or other Governmental Authority proceedings presently pending, nor any other disputes pending with respect to, or claims asserted for, Taxes upon Parent or Merger Sub; nor has Parent or Merger Sub given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of Parent or Merger Sub, except for Liens for Taxes not yet due and payable or being properly contested. Any Taxes being properly contested are disclosed on Parent Disclosure Schedule 6.8. Parent
                                          ------------------------------
has complied (and until the Effective Time will comply) in all respects with all Applicable Laws relating to the payment and withholding of Taxes.

            (c) Neither Parent nor Merger Sub (i) has requested any extension of time within which to file any Return which Return has not since been filed; (ii) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Parent or Merger Sub (nor does Parent or Merger Sub have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has filed a consent with any Governmental Authority pursuant to which Parent or Merger Sub has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has been a member of an affiliated group other than one of which Parent or Merger Sub was the common parent.

       6.9  Compliance with Applicable Laws. Except as set forth in Parent
            -------------------------------                         ------
Disclosure Schedule 6.9, each of Parent and Merger Sub holds all Licenses
-----------------------
necessary for the lawful conduct of its business except where the failure to hold any License would not have a Material Adverse Effect on Parent or Merger Sub. No proceeding is pending or, to the Knowledge of Parent or Merger Sub, threatened seeking the revocation or suspension of any License. Each of Parent and Merger Sub is and has been in compliance in all material respects with all Applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect on Parent or Merger Sub; and neither Parent nor Merger Sub has received any written notices from any Governmental Authority of any allegation of any violation of any Applicable Laws or Licenses.

       6.10  Disclosure. No representation, warranty, or statement made by
             ----------
Parent or Merger Sub in this Agreement or in any document or certificate furnished or to be furnished to Parent or Merger Sub pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained in this Agreement or in such document or certificate not misleading. All facts known or reasonably available to Parent or Merger Sub that are material to the financial condition, operation, or prospects of the business and assets of Parent and Merger Sub have been disclosed to Seller and the Shareholders.


           ARTICLE 7 - COVENANTS AND CERTAIN ACTIONS OF THE PARTIES

       7.1  Best Efforts; Further Assurances; Cooperation. Subject to the
            ---------------------------------------------
other provisions in this Agreement, the parties hereto shall in good faith perform their obligations under this Agreement before, at and after the Effective Time, and shall each use their reasonable best efforts (a) to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the parties under this Agreement; (b) to cause the transactions contemplated by this Agreement to be carried out promptly and in accordance with the terms of this Agreement; and (c) to cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other parties hereto in order to consummate the transactions contemplated by this Agreement.

       7.2  Public Announcements. Each party agrees that, without the consent
            --------------------
of the other parties, it will not release or issue any reports, statements, announcements, or releases pertaining to this Agreement and its implementation.

       7.3  Affiliates. Simultaneously with the execution and delivery of this
            ----------
Agreement, Seller shall deliver to Parent copies of letter agreements, each substantially in the form of Exhibit 7.3, executed by all directors, executive
                             -----------
officers and by any other person who is an "affiliate" of Seller for purposes of Rule 145 under the 1933 Act providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock to be received by such "affiliate" in the Merger, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder. The certificates of Parent Common Stock issued to "affiliates" of Seller will bear an appropriate legend reflecting the foregoing.

       7.4  Shareholders' Approval. On or before the date of this Agreement,
            ----------------------
the Shareholders have approved the Merger in compliance with applicable law.

       7.5  Release by the Shareholders. Each Shareholder hereby releases
            ---------------------------
Seller from any and all claims, rights and causes of action that the Shareholder may have or may have had against Seller arising out of any transactions between the Shareholder and Seller prior to, or arising with respect to any act or omissions occurring prior to the Effective Time; provided, however, that the foregoing release shall not apply to (a) accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement); (b) the rights of such Shareholder under this Agreement and any agreements related hereto; (c) all rights to indemnification enjoyed by such Shareholder, whether under the GBCC or the Articles of Incorporation or Bylaws of Seller (as currently in effect); and (d) rights under any current errors and omissions and directors and officers insurance policies of Seller.

       7.6  Employee Matters.
            ----------------

            (a)  Employee Benefits. Parent shall take all action necessary
                 -----------------
or appropriate to permit the employees of Seller at the Effective Time who shall continue to be employed by the Surviving Corporation thereafter (the "Continuing Employees") either (i) to participate after the Effective Time in Parent's employee benefit programs and to cause the Surviving Corporation to take all actions necessary or appropriate to adopt Parent's employee benefit programs effective as of the Effective Time, or (ii) to participate after the Effective Time in the employee benefit programs currently offered by Seller and to cause the Surviving Corporation to take all actions necessary or appropriate to continue Seller's employee benefit programs effective as of the Effective Time. Upon the commencement of the Continuing Employees' participation upon or after the Effective Time in Parent's employee benefit programs, Parent will cause the Surviving Corporation to give each Continuing Employee full credit for service with Seller for purposes of eligibility to participate in, vesting and payment of benefits under, and eligibility for any subsidized benefit provided under (but not, except as provided in the preceding sentence, for purposes of determining the amount of any benefit under) any Parent employee benefit plan; provided, however, that except as otherwise provided in the Employment Agreements described in Section 8.2(d) below or in the Consulting Agreement described in Section 8.2(f) below, nothing in this Agreement shall be deemed to require Parent to cause to be continued any Continuing Employee's employment, responsibilities or officer title for any definite period, or to change the terms or conditions of any existing employee benefit program or to conform the terms of any employee benefit program that Parent may offer in the future to the terms of the employee benefit program previously offered by Seller or the Surviving Corporation.

            (b)  Employment Agreements. Subject to the exceptions specified
                 ---------------------
in Section 7.5 above, all employment agreements between Seller and either Shareholder are terminated.

       7.7  Tax Matters. The Shareholders, the Surviving Corporation and
            -----------
Parent agree to furnish, or to cause to be furnished, in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future returns, to respond to audits, to negotiate settlements with Governmental Authorities and to prosecute and defend against Tax claims.

       7.8  Life Insurance Premiums. From and after the Effective Time, Parent
            -----------------------
shall pay one half of all premiums on the life insurance policies insuring the life of Mr. DePrizio which are listed on Schedule 7.8 hereto, conditioned upon
                                         ------------
Mr. DePrizio paying the other half of such payments. Parent's payments of such premiums shall not exceed $120,000 and shall be made pro rata as and when Mr. DePrizio makes such payments, provided that if Parent has not satisfied this obligation upon the termination of the Consulting Agreement referenced in
Article 8 below, Parent shall place into escrow funds sufficient to satisfy the remaining balance of the foregoing obligation. Parent hereby acknowledge that neither Parent nor any affiliate of Parent is or shall be the beneficiary of such policies.

       7.9  Release from Guaranties. From and after the Effective Time, Parent
            -----------------------
shall use good faith diligent efforts to cause each Shareholder to be released from all personal guaranties of indebtedness and other contracts of Seller and, to the extent that a lender is unwilling to release any Shareholder from a guaranty despite such efforts, Parent shall indemnify such Shareholder for any loss or expense he may suffer as a result of any claim or demand made upon him under such guaranty. In any event, Parent shall repay in full any obligation so guaranteed no later than December 31, 1999 (or otherwise obtain the release of the guaranty).

       7.10  Registration Rights. Parent shall provide the Shareholders with
             -------------------
the same rights to participate as selling shareholders in connection with public offerings of the Parent's common stock as are enjoyed by the members of Parent's senior management team.

       7.11  Title to Vehicles. Not later than February 15, 1999, Parent shall
             -----------------
cause good and marketable title to that certain Lincoln Navigator sport utility vehicle and that certain BMW 7-series sedan, free of all liens and encumbrances, to be transferred to Mr. DePrizio, provided that in no event shall Parent be required to expend more than $60,000 to arrange such transfer of titles.

                        ARTICLE 8 - CLOSING CONDITIONS

       8.1  Conditions of Each Party's Obligations Under this Agreement. The
            -----------------------------------------------------------
respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable Law, waiver, at or prior to the Closing Date, of the following conditions:

            (a)  Approvals and Regulatory Filings. All necessary Authorizations
                 --------------------------------
of Governmental Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained without any term or condition that would materially impair the value of Seller, or that would materially impair the value of Parent and the Parent Subsidiaries, taken as a whole. All conditions required to be satisfied prior to the Effective Time by the terms of such Authorizations shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

            (b)  Suits and Proceedings. The consummation of the transactions
                 ---------------------
contemplated by this Agreement will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Parent or Seller or their officers and directors. No suit or proceeding shall have been instituted by any person, or, to the Knowledge of Parent or Seller, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or to limit in any material respect the right of Parent to control any material aspect of the business of Parent and the Parent Subsidiaries or Seller after the Effective Time, or (ii) to subject Parent or Seller or their respective directors or officers to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

            (c)  Escrow Agreement. First Union National Bank shall have
                 ----------------
executed and delivered an Escrow Agreement among the Shareholders, Parent, and First Union National Bank relating to the Cash and the shares of Parent Common Stock to be placed in escrow pursuant to Article 2 (the "Escrow Agreement").

       8.2  Conditions to the Obligations of Parent and Merger Sub Under this
            -----------------------------------------------------------------
Agreement. The obligations of Parent and Merger Sub under this Agreement to
---------
consummate the Merger shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions (with the effectiveness of all agreements listed below being expressly conditioned upon consummation of the Merger):

            (a)  Covenants and Agreements; Consents. Each of Seller and the
                 ----------------------------------
Shareholders shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them under this Agreement and the other agreements contemplated hereby at or before the Effective Time. All Authorizations of or with any nongovernmental third party that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Seller and the Shareholders shall have been obtained or made, or waived by such third party, except where the failure to obtain any such Authorization would not have a Material Adverse Effect on Seller.

            (b)  Opinion of Counsel. Parent shall have received an opinion
                 ------------------
of Chorey, Taylor & Feil, A Professional Corporation, counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Parent, covering the matters set forth on Exhibit 8.2(b).
                                  --------------

            (c)  Certificates. Seller shall have furnished Parent with such
                 ------------
certificates of its officers or others and such other documents described herein to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Parent may reasonably request.

            (d)  Employment Agreements. Each of the Shareholders shall have
                 ---------------------
executed and delivered an Employment Agreement with Parent in the form attached hereto as Exhibit 8.2(d)(1) and Exhibit 8.2(d)(2), as applicable.
          -----------------     -----------------

            (e)  Shareholders Agreement. The Shareholders shall have executed
                 ----------------------
and delivered a joinder agreement with Parent in the form attached hereto as
Exhibit 8.2(e) making the Shareholders parties to that certain Second Amended
-------------
and Restated Shareholders Agreement dated as of December 17, 1998 by and among Parent and the current holders of common stock of Parent (the "Shareholders Agreement").

            (f)  Consulting Agreement. Mr. DePrizio shall have executed and
                 --------------------
delivered a Consulting Agreement with Parent in the form attached hereto as
Exhibit 8.2(f).
--------------

            (g)  Resignations. Seller shall have delivered to Parent, to the
                 ------------
extent requested by Parent, the written resignations of the directors and officers of Seller.

            (h)  Financing. Regions Bank shall have consented in writing to the
                 ---------
assumption by Parent of Seller's obligations to such lender pursuant to the $500,000 line of credit disclosed on Seller Disclosure Schedule 4.3.
                                     ------------------------------

            (i)  Escrow Agreement. The Shareholders shall have executed and
                 ----------------
delivered the Escrow Agreement.

       8.3  Conditions to the Obligations of Seller and the Shareholders Under
            ------------------------------------------------------------------
this Agreement. The obligations of Seller and the Shareholders under this
--------------
Agreement to consummate the Merger shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions (with the effectiveness of all agreements listed below being expressly conditioned upon consummation of the Merger):

            (a)  Covenants and Agreements; Consents. Each of Parent and Merger
                 ----------------------------------
Sub shall have performed in all material respects the agreements, covenants and obligations to be performed by it under this Agreement and the other agreements contemplated hereby at or before the Effective Time. All Authorizations of or with any nongovernmental third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Parent and the Merger Sub shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on Parent or the Parent Subsidiaries, taken as a whole.

            (b)  Opinion of Counsel to Parent. Seller shall have received an
                 ----------------------------
opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to Seller, covering the matters set forth on Exhibit 8.3(b).
                                  --------------

            (c)  Certificates. Each of Parent and Merger Sub shall have
                 ------------
furnished Seller with such certificates of its officers or others and such other documents described herein to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Seller may reasonably request.

            (d)  Employment Agreements. Parent shall have executed and
                 ---------------------
delivered an Employment Agreement with each of the Shareholders in the forms attached hereto as Exhibit 8.2(d)(1) and Exhibit 8.2(d)(2).
                   -----------------     -----------------

            (e)  Shareholders Agreement. Parent shall have executed and
                 ----------------------
delivered a joinder agreement with the Shareholders in the form attached hereto as Exhibit 8.2(e).
   -------------

            (f)  Consulting Agreement. Parent shall have executed and
                 --------------------
delivered a Consulting Agreement with Mr. DePrizio in the form attached hereto as Exhibit 8.2(f).
   --------------

            (g)  Escrow Agreement. Parent shall have executed and delivered
                 ----------------
the Escrow Agreement.

            (h)  Merger Consideration. Parent shall have delivered to the
                 --------------------
Shareholders and the Escrow Agent all of the Merger Consideration.


                       ARTICLE 9 - AMENDMENT AND WAIVER

       9.1  Specific Performance. The parties acknowledge that the rights of
            --------------------
each party to consummate the transactions contemplated by this Agreement are special, unique, and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant made by it in this Agreement relating to nonmonetary matters, the other party or parties will be without an adequate remedy at law. Each party agrees, therefore, that in the event that it violates, fails or refuses to perform any covenant or agreement made by it in this Agreement that relates to nonmonetary matters, the other party or parties, so long as it or they are not in breach of this Agreement, may, in addition to the remedies set forth in Article 10, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

       9.2  Amendment. This Agreement may not be amended except by an
            ---------
instrument in writing signed on behalf of all the parties hereto.

       9.3  Extension; Waiver. The parties may (a) extend the time for the
            -----------------
performance of any of the obligations or other acts of the other parties hereto;
(b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant thereto; or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by such writing as being waived, extended or modified.


                         ARTICLE 10 - INDEMNIFICATION

       10.1  Indemnification by the Shareholders. Subject to the terms of this
             -----------------------------------
Article 10, Schedule 2.1, and the Escrow Agreement, from and after the Effective
            ------------
Time, the Shareholders shall, jointly and severally, indemnify, defend, save and hold harmless Parent, Merger Sub (and the Surviving Corporation, after the consummation of the Merger) and any of their successors and assigns (collectively, the "Parent Indemnified Parties"), from and against any demands, claims, actions, losses, damages, deficiencies, liabilities, costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses, and interest and penalties, if any, awarded by court order or otherwise agreed to) (collectively, "Indemnifiable Damages"), suffered by the Parent Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates a proceeding or claim giving rise to such Indemnifiable Damages):

            (a) any breach of any of the representations, warranties, covenants or agreements made by Seller or the Shareholders in this Agreement;

            (b) any breach of any representation, warranty, covenant or agreement made by Seller or any Shareholder in a document, certificate or affidavit delivered by Seller or the Shareholders at the Closing; or

            (c) any expenses, charges, fees, or costs associated with any audit of Seller for Taxes related to periods prior to the Closing Date, and any Taxes imposed as a result of any such audit, even though any such audit commences, or a party does not become aware of any such audit, until after the Closing Date.

       Any of the foregoing to the contrary notwithstanding, the Shareholders' indemnification obligations in connection with the breach of any provision of
Article 5 or in connection with the breach of any post closing covenants of either Shareholder shall be several and not joint.

       10.2  Indemnification by Parent and the Surviving Corporation. Subject
             -------------------------------------------------------
to the terms of this Article 10, from and after the Effective Time, Parent and the Surviving Corporation shall, jointly and severally, indemnify, defend, save and hold harmless the Shareholders, and any of their respective heirs, beneficiaries, successors and assigns (collectively, the "Seller Indemnified Parties"), from and against any Indemnifiable Damages suffered by the Seller Indemnified Parties, or any of them, that arise out of or result from any of the following (whether or not a third party initiates a proceeding or claim giving rise to such Indemnifiable Damages):

            (a) any breach of any of the representations, warranties, covenants and agreements made by Parent or Merger Sub in this Agreement; or

            (b) any breach of any representation, warranty, covenant or agreement made by Parent or by Merger Sub in a document, certificate or affidavit delivered by Parent or Merger Sub at the Closing.

       10.3  Claims for Indemnification. The representations, warranties,
             --------------------------
covenants and agreements in this Agreement and in all other agreements delivered in connection herewith (excluding the covenants in the Employment Agreements, the Consulting Agreement, the Escrow Agreement and the Shareholders Agreement which shall survive until the expiration of all applicable statutes of limitation) shall survive the Closing for a period that ends on the Final Date (as the term is defined in Schedule 2.1 hereto), and shall not be affected by any investigation made by the parties hereto prior to the date of this Agreement or the Effective Time. The party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days after the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 10 may be claimed (and in any event within fifteen (15) days after the receipt of any Third Party Claim); provided, however, that the failure to give such notice within either such period shall not result in the waiver or loss of any right to bring such claim after such period unless, and only to the extent that, the other party is actually prejudiced by such failure. If a claim is pending or threatened or the Indemnified Party has a reasonable good faith belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. All claims for indemnification under this Agreement and under all other agreements delivered in connection herewith (excluding claims for breaches of the Employment Agreements, the Consulting Agreement, the Escrow Agreement and the Shareholders Agreement) must be made no later than the Final Date. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

       10.4  Matters Involving Third Parties.
             -------------------------------

             (a) If any third party shall notify the Indemnified Party as to any matter in respect of which the right to indemnification contained in this
Article 10 may be claimed (a "Third Party Claim"), the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim as provided in
Section 10.3 above; and the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim, consent to the entry of any judgment with respect thereto and enter into any settlement with respect thereto, all with counsel of its choice, so long as the Indemnifying Party notifies the Indemnified Party in writing, within fifteen (15) days after the Indemnified Party has given the Indemnifying Party notice of the Third Party Claim pursuant to Section 10.3, that the Indemnifying Party will indemnify the Indemnified Party from and against Indemnifiable Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim.

            (b) If the Indemnifying Party undertakes the defense of any Third Party Claim pursuant to Section 10.4(a) above, the Indemnified Party may retain separate co-counsel at its sole cost and expense (and such expenses shall not be Indemnifiable Damages) and participate in the defense of such Third Party Claim. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably). The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim that does not include a full release by the third party of the Indemnified Party from all Indemnifiable Damages relating to such Third Party Claim, without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

            (c) The parties hereto shall provide, or cause their appropriate employees or representatives to provide, to the other parties hereto information or data in connection with the handling of the defense of any Third Party Claim or litigation (including counterclaims filed by the parties), and the party receiving such information or data shall reimburse the other party for all of its reasonable costs and expenses in providing these services, including, without limitation, (1) all out-of-pocket, travel and similar expenses incurred by its personnel in rendering these services; and (2) all fees and expenses for services performed by third parties engaged by or at the request of such other party.

       10.5  Indemnification Payments. The Indemnifying Party shall pay to the
             ------------------------
Indemnified Party the full amount of any and all Indemnifiable Damages (other than Indemnifiable Damages resulting from a Third Party Claim) for which it is required to indemnify the Indemnified Party under this Article 10, within thirty
(30) days after its receipt of notice thereof from the Indemnified Party pursuant to Section 10.3 above; and the full amount of any and all Indemnifiable Damages resulting from a Third Party Claim for which it is required to indemnify the Indemnified Party under this Article 10, within thirty (30) days after final settlement or adjudication thereof.

       10.6  Arbitration. Any dispute, claim or controversy relating in any way
             -----------
to this Agreement or the other agreements to be entered into in connection with this Agreement (other than the Employment Agreements, the Consulting Agreement and the Escrow Agreement) or the transactions contemplated hereby or thereby, whether in contract, in tort or otherwise, except a request for equitable, injunctive or restraining relief (as described in Section 9.1) or to enforce an arbitration award, shall be resolved by arbitration in Atlanta, Georgia, in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), subject to the limitations of this Section 10.6. This agreement to arbitrate will be specifically enforceable under the prevailing law of any court having jurisdiction. Notice of a demand for arbitration will be filed in writing with the applicable other signatory hereto and with AAA. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The signatories hereto agree that three (3) arbitrators experienced in the matters at issue shall arbitrate all disputes. The arbitrators shall be selected by the joint agreement of the signatories hereto, but if they do not so agree within twenty (20) days after the date of the notice of a demand for arbitration referred to above, the selection shall be made pursuant to the Commercial Arbitration Rules of AAA from the panels of arbitrators maintained by AAA. The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and the award will not be subject to vacation, modification or appeal, except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act, the terms of which Sections the signatories hereto agree shall apply. Notwithstanding any provision of this
Article 10 to the contrary, each participant in the arbitration shall pay its own expenses of arbitration, and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim for indemnification, or any defense or objection thereto, was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other participant(s) (including reasonable attorneys' fees) and of the arbitrators against the participant(s) raising such unreasonable claim, defense or objection.

       10.7  Tax Effect and Insurance. The liability of any Indemnifying Party
             ------------------------
with respect to any indemnification claim shall be reduced by the tax benefit actually realized by and any insurance proceeds received by the Indemnified Party as a result of any Indemnifiable Damages upon which such indemnification claim is based.

       10.8  Indemnification Exclusive Remedy. In the absence of fraud, and
             -------------------------------
except for non-monetary equitable relief (for which the provisions of Section
9.1 shall provide the sole and exclusive remedy of the parties), if the Closing occurs, indemnification pursuant to the provisions of this Article 10 shall be the sole and exclusive remedy of the parties for any breach of any representation, warranty or covenant contained in this Agreement and the other agreements to be entered into in connection with this Agreement (other than the Employment Agreements, the Consulting Agreement, the Escrow Agreement and the Shareholders Agreement).

       10.9  Certain Limitations. The foregoing indemnification obligations are
             -------------------
subject to the limitation that no Indemnifying Party shall have any liability for indemnification to any Indemnified Party pursuant to this Article 10 or otherwise unless the total Indemnifiable Damages for which the Indemnifying Party would be liable exceed $25,000 in the aggregate; provided that once such threshold is met, the Indemnifying Party shall be liable for the total Indemnifiable Damages, not just the amount in excess of such threshold. In no event shall the aggregate liability of the Shareholders for Indemnifiable Damages under this Agreement and the other agreements entered into in connection with the consummation of the transactions contemplated hereby exceed Two Million Dollars ($2,000,000).

       10.10 Contribution Agreement. Notwithstanding (and without limiting, as
             ----------------------
far as Parent and Merger Sub are concerned) any joint and several liability of the Shareholders under certain provisions of this Agreement or any other agreement entered into in connection with the consummation of the transactions contemplated hereby, the Shareholders hereby agree between themselves that each Shareholder's respective liability and obligation under any of said provisions shall be proportionate to the percentage of Seller Common Stock owned by such Shareholder immediately preceding the Effective Time. If any liability or obligation under this Agreement or any of such other agreements is paid or otherwise satisfied by any Shareholder in excess of his proportionate share, such Shareholder shall have an immediate right of contribution from the other Shareholder for such excess.


                          ARTICLE 11 - MISCELLANEOUS

       11.1  Expenses. Except as otherwise expressly stated in this Agreement,
             --------
all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Without limiting the forgoing, the Shareholders agree that they shall pay all fees, commissions, and disbursements owed to Croft and Bender LLC, Chorey, Taylor & Feil, A Professional Corporation, and O'Neal Saul, L.L.C. incurred in connection with this Agreement and the transactions contemplated by this Agreement.

       11.2  Notices. All notices or other communications which are required or
             -------
permitted under this Agreement shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

             (a)   If to Parent or Merger Sub, to:

                   MegaMarketing Corporation
                   4830 West Kennedy Blvd.
                   Suite 920
                   Tampa, FL  33609
                   Attn:  John P. Kelly, President and Chief Executive Officer
                   Telefax: (813) 289-5336

                   Copy to:

                   Nelson Mullins Riley & Scarborough, L.L.P.
                   999 Peachtree Street, N.E.
                   Suite 1400
                   Atlanta, Georgia 30309
                   Attn:  Charles D. Vaughn, Esq.
                   Telefax:  (404) 817-6050

             (b)   If to Seller, to:

                   UST, Inc.
                   5300 Oakbrook Parkway
                   Building 300
                   Suite 368
                   Norcross, GA 30093
                   Telefax: (770) 921-2363

                   Copy to:

                   David A. Flanigan, Jr.
                   Chorey, Taylor & Feil, A Professional Corporation Suite 1700, The Lenox Building
                   3399 Peachtree Road, N.E.
                   Atlanta, Georgia 30326
                   Telefax: (404) 841-3221

            (c) If to the Shareholders, to their respective addresses as set forth on the signature page to this Agreement;

or to such other addresses and telefax numbers as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of two business days after the date actually sent via overnight or express courier, five days after mailed and upon telefax confirmation of receipt to addressee by the sender.

       11.3  Parties in Interest. This Agreement shall be binding on and shall
             -------------------
inure to the benefit of the parties hereto, the Parent Indemnified Parties, the Seller Indemnified Parties and their respective successors, representatives and assigns. This Agreement (and the rights and interests in this Agreement) may not be assigned by any party without the written consent of the other parties; provided, however, Parent may assign its interests in this Agreement to a purchaser or transferee of all or substantially all of the business or assets of Parent or the

Surviving Corporation, whether by sale of stock or assets, merger or otherwise; provided further, however, that if Parent shall (i) sell all or substantially all of the business or assets of Parent to a person or entity which is not an affiliate of Parent, or (ii) merge with or into a person or entity which is not an affiliate of Parent, and within 60 days after any such event any four of the five Executive Officers of Parent are no longer employed by Parent, then the Final Date (as defined in the Schedule 2.1 to this Agreement) shall, at the option of the Shareholders, be accelerated to the date of the sale of the business or assets under (i) above, or to the date of the termination of employment of the fourth Executive Officer. Executive Officers as used in this
Section 11.3 means John P. Kelly, Paul B. Byrum III, Michael T. Kane, Edward J. Rutkowski and Theresa L. Swanda. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

       11.4  Entire Agreement. This Agreement, which includes the disclosure
             ----------------
schedules and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement, and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

       11.5  Counterparts. This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated by this Agreement by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

       11.6  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
             -------------
IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

       11.7  Invalidity of any Part. If any provision or part of this Agreement
             ----------------------
shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained in this Agreement, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

       11.8  Time of the Essence; Computation of Time. Time is of the essence
             ----------------------------------------
of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the party having such right or duty shall have until 5:00 p.m., Atlanta,

Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

       IN WITNESS WHEREOF, Parent, Merger Sub, Seller and Shareholders have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                       MEGAMARKETING CORPORATION

                                       /s/ John P. Kelly
                                       -----------------------------------
                                       By:       John P. Kelly
                                               ---------------------------
                                       Its:      President
                                               ---------------------------

                                       MEGAMARKETING ACQUISITION
                                       FOUR, INC.

                                       /s/ Edward J. Rutkowski
                                       -----------------------------------
                                       By:       Edward J. Rutkowski
                                               ---------------------------
                                       Its:      President
                                               ---------------------------

                                       UST, INC.

                                       /s/ Thomas A. DePrizio
                                       -----------------------------------
                                       By:       Thomas A. DePrizio
                                               ---------------------------
                                       Its:      Chief Executive Officer
                                               ---------------------------

                                       THE SHAREHOLDERS:

                                       /s/ Thomas A. DePrizio
                                       -----------------------------------
                                       Thomas A. DePrizio
                                       Address:  9415 Prestwick Club Drive
                                               ---------------------------
                                                 Duluth, Georgia  30097
                                               ---------------------------


                                       /s/ James Burgdorf
                                       -----------------------------------
                                       James Burgdorf
                                       Address:  170 West Court
                                       -----------------------------------
                                                 Duluth, Georgia  30097
                                       -----------------------------------

                                       41